UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
American Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-31547	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 1850 Denver, CO	80265

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to Form 8-K is being filed solely to amend and restate in their entirety the unaudited pro forma balance sheet as of December 31, 2005, the unaudited pro forma statement of operations for the year ended December 31, 2005, and the notes to unaudited pro forma financial statements filed as exhibits hereto to reflect the pro forma effect the reported transaction would have had on the balance sheet if the transaction would have occurred on December 31, 2005, as opposed to December 31, 2004, as was originally reported, and to reflect the pro forma effect the reported transaction would have had on the statement of operations if the transaction would have occurred on January 1, 2005, as opposed to December 31, 2004, as was originally reported.
Item 9.01     Financial Statements and Exhibits.
(b) Pro Forma Financial Information
     Unaudited pro forma balance sheet as of December 31, 2005
     Unaudited pro forma statement of operations for the year ended December 31, 2005
     Notes to unaudited pro forma financial statements
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Oil & Gas, Inc.

Signature:	/s/ Andrew P. Calerich

Name: Title:	Andrew P. Calerich President and Chief Financial Officer
Dated: April 20, 2006

American Oil & Gas, Inc.
Condensed Pro-forma Balance Sheet
At December 31, 2005
UNAUDITED

	As
	reported	Pro-forma	Pro-forma
	12-31-05	Adjustments	12-31-05
ASSETS
Cash	$6,022,822	$11,500,000	$17,522,822
A/R, prepaids and other	2,322,407		2,322,407

Total current assets	8,345,229	11,500,000	19,845,229

Oil & gas properties, full cost method (unevaluated costs of $14,353,614, as reported and Pro-forma)	22,731,887	(5,759,528)	16,972,359
Other property and equipment	68,023		68,023

Total property and equipment	22,799,910	(5,759,528)	17,040,382
Less-accumulated depletion, depreciation and amortization	(1,596,246)		(1,596,246)

Net Property and equipment	21,203,664	(5,759,528)	15,444,136

	$29,548,893	$5,740,472	$35,289,365

LIABILITIES AND STOCKHOLDERS EQUITY
Total current liabilities	$1,433,886	$1,722,142	$3,156,028

Asset retirement obligation and deferred income taxes	274,011		274,011

Total Liabilities	1,707,897	1,722,142	3,430,039

Series AA preferred stock	250		250
Common stock	36,476		36,476
Additional paid-in capital	28,605,737		28,605,737
Retained earnings (accumulated deficit)	(801,467)	4,018,330	3,216,863

Total Stockholders Equity	27,840,996	4,018,330	31,859,326

	$29,548,893	$5,740,472	$35,289,365

American Oil & Gas, Inc.
Condensed Pro-forma Statement of Operations
Fiscal Year Ended December 31, 2005
UNAUDITED

	As reported	Pro-forma	Pro-forma
	12-31-05	Adjustments	12-31-05
REVENUES
Oil and gas revenues	$4,691,381	$(4,480,144)	$211,237

Lease operating	246,134	(75,762)	170,372
General and administrative	2,032,256		2,032,256
Depletion, depreciation and amortization	1,378,019	(812,694)	565,325

TOTAL OPERATING EXPENSES	3,656,409	(888,456)	2,767,953

Income (loss) from operations	1,034,972	(3,591,688)	(2,556,716)
Other income/(expenses)	204,244		204,244

INCOME (LOSS) BEFORE INCOME TAXES	1,239,216	(3,591,688)	(2,352,472)

Income tax provision	157,000	(157,000)	—

NET INCOME (LOSS)	1,082,216	(3,434,688)	(2,352,472)

Preferred dividends	479,342		479,342

NET INCOME (LOSS) ATTRIBUTIBLE TO COMMON STOCKHOLDERS	$602,874	$(3,434,688)	$(2,831,814)

NET INCOME (LOSS) PER COMMON SHARE — BASIC	$0.02	$(0.10)	$(0.08)

NET INCOME (LOSS) PER COMMON SHARE — DILUTED	$0.02	$(0.10)	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	34,148,065	34,148,065	34,148,065

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	34,955,624	34,148,065	34,148,065

American Oil & Gas, Inc.
Notes to Condensed Pro-forma Financial Statements
At December 31, 2005
UNAUDITED
NOTE 1 — PRO-FORMA ADJUSTMENTS
On March 31, 2006 American Oil & Gas Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Enerplus Resources (USA) Corporation pursuant to which the Company sold its ownership interest in its Big Sky Project. In exchange for the property, the Company received cash of $11,500,000 on March 31, 2006, and has no continuing obligations under the Agreement. The effective date of the Agreement is February 1, 2006.
The amended condensed pro-forma 12-31-05 Balance Sheet has been prepared to reflect the effect of the sale as if the above sale had occurred on December 31, 2005. The amended condensed pro-forma Statement of Operations for the fiscal year ended 12-31-05 has been prepared to reflect the effect of the sale as if the above sale had occurred on January 1, 2005,
In arriving at the Pro-forma balances, the Company made the following journal entries:

Pro-Forma Entries:	DR	CR
BALANCE SHEET ENTRY
Cash	11,500,000
Producing and evaluated properties		5,759,528
Retained Earnings/Accumulated Deficit		4,018,330
Income taxes payable		1,722,142
To record the sale of the Big Sky Project at 12-31-04

STATEMENT OF OPERATIONS ENTRIES
Oil and Gas Revenues	4,480,144
Lease operating and prod taxes		75,762
To reverse oil and gas operations from the Big Sky Project for 2005.

DD&A Expense		812,318
To reverse depletion, depreciation and amortization relating to Big Sky Project for 2005.

Accretion Exp		376
To adjust the asset retirement obligation resulting from the sale of the Big Sky producing properties.

Income tax expense		157,000
To adjust Income tax provision for effect of sale of Big Sky.